Exhibit 99.1

Tribune Publishing Company Reports 2015 Second Quarter Results

2015 Second Quarter Summary:

  Q2 GAAP Revenues $410 million, Net Income $3 million and Diluted Earnings per Share $0.13
  Q2 Non-GAAP Measures
    Pro Forma Adjusted EBITDA $38 million, up $2 million from prior year, reflecting accretive acquisitions and significant progress on in-year expense reductions
    Adjusted Net Income $11 million and Adjusted Diluted Earnings per Share $0.42
  Q2 Total Revenues of $410 million, down 4.5% from prior-year quarter
    Q2 Advertising Revenues of $226 million, down 6.9% from prior-year quarter and down 10.5% excluding advertising revenues from the acquisition of The San Diego Union-Tribune
  Q2 Total Digital Revenues of $52 million, up 3.7% from prior-year quarter adjusted for prior-year impact of modified affiliate agreements
    Q2 Digital Marketing Services Revenues of $7.3 million, up 14.8% from prior year
    Total Digital subscribers were 678,000 at the end of Q2; Digital-only subscribers were 70,000 at end of Q2 2015
  On an adjusted basis, the Company eliminated $27 million of Q2 cash expenses versus the comparable prior year quarter
  Generated $18 million of Operating Cash Flow in Q2
    Q2 Capital Expenditures of $7 million
  Successfully closed acquisition of The San Diego Union-Tribune and its portfolio of nine community weeklies for cash of $71 million; formed the California News Group
  Updated Fiscal Year 2015 Guidance to encompass first half revenue trends and acquisition of The San Diego Union-Tribune

CHICAGO--(BUSINESS WIRE)--August 11, 2015--Tribune Publishing Company (NYSE: TPUB) today reported financial results for its second quarter ended June 28, 2015. Management uses non-GAAP measures to enhance comparability of operating results.

Tribune Publishing’s Chief Executive Officer Jack Griffin said, “We continued to make progress on our five-point transformation plan in the second quarter of 2015. Our Adjusted EBITDA results for the period reflect significant cost-management initiatives, which we plan to continue in the second half of the year, and strong revenue diversification efforts, with meaningful growth in our Digital Marketing Services and Content Syndication businesses.

“Additionally, we completed the accretive acquisition of The San Diego Union-Tribune and its nine community weeklies, establishing the California News Group, which includes the Los Angeles Times. In support of our digital monetization efforts, we appointed Denise Warren as President of Digital and CEO of East Coast Publishing. While there is still much work to be done, our entire Company is committed to our transformation plan to create shareholder value and to help us further develop engaging experiences for consumers and our marketing partners.”

Results Summary
In millions, except per share amounts
LTM means last twelve months ended June 28, 2015
	2Q 2015	2Q 2014	YTD 2015	YTD 2014	LTM Q2'15
GAAP Measures:
Revenues	$410	$430	$807	$846	$1,668
Net Income	$3	$15	$6	$27	$21
Diluted Earnings per Share	$0.13	$0.60	$0.23	$1.06	n/a
Operating Cash Flow (OCF)(1)	$18	$19	$39	$77	$92

Non-GAAP Measures:
Pro Forma Adjusted EBITDA(2)	$38	$36	$60	$65	$155
Adjusted Net Income	$11	$25	$16	$46	n/a
Adjusted Diluted Earning per Share	$0.42	$0.99	$0.63	$1.81	n/a

(1) Operating Cash Flow represents Net cash provided by operating activities.
(2) In the first quarter of 2015, the Company included a gain of $8 million related to post-retirement benefits in the determination of Pro Forma Adjusted EBITDA that has now been excluded as it is expected to be a non-recurring item. Accordingly, the 2015 year to date period for Pro Forma Adjusted EBITDA, as presented, does not include this adjustment for the non-recurring gain from the termination of certain post-retirement benefits.
See "Use of Non-GAAP Financial Measures" below and reconciliations of non-GAAP measures to most comparable GAAP measure.

Chief Financial Officer Sandra Martin said, “We are revising our 2015 full-year guidance modestly upward for Total Revenues and Adjusted EBITDA. This guidance reflects print advertising softness in the second half, offset by the addition of seven months of results for The San Diego Union-Tribune.”

2015 Full Year Guidance Update, including San Diego acquisition:

  Total Revenues: $1.67 billion to $1.70 billion
  Adjusted EBITDA: $165 million to $175 million
    Adjusted EBITDA guidance of $165 million to $175 million excludes first quarter $8 million gain, fully described in Note 2 of table above
  Capital Expenditures, including 2014 Carryover: $40 million

2015 SECOND QUARTER RESULTS

Total Revenues in the second quarter of 2015 were $410 million compared to $430 million in the second quarter of 2014, a decline of 4.5%. Advertising revenues were $226 million in the second quarter of 2015, down 6.9% from the prior year. Second quarter advertising revenues, excluding 5.5 weeks of advertising revenues from The San Diego Union-Tribune, declined 10.5%. Circulation revenues of $115 million were up 5.5% in the quarter compared to prior year and essentially flat from last year excluding revenues from San Diego. Second quarter 2015 Commercial Print and Delivery revenues of $33 million were down from $45 million in the prior year quarter due to changes in contracts, primarily in Chicago and Los Angeles. All other revenues, including Direct Mail, Digital Marketing Services and Content Syndication, were $37 million, an increase of 7.9%, compared to the second quarter of 2014. Revenues from acquired properties in the second quarter of 2015 totaled $32 million.

Total Operating Expenses, including depreciation and amortization, for the second quarter of 2015 were $399 million, down $6 million or 1.5% from the second quarter of 2014. Second quarter acquired property expenses totaled $27 million in 2015. Total operating expenses, adjusted by management to isolate in-year reductions in cash operating expenses as defined below, resulted in $27 million of second quarter adjusted cash operating expense savings in 2015 compared to 2014 and over $40 million of savings in the first half of 2015. A component of the adjusted cash operating expense savings is adjusted cash compensation, as defined below. Of the $27 million of adjusted cash operating expense savings in the second quarter, $15 million represented adjusted cash compensation savings in 2015 versus 2014. The Company defines adjusted cash operating expenses as total operating expenses excluding: circulation distribution; newsprint/ink expenses; affiliate fees; acquired properties expenses; and the impact of items listed in the Non-GAAP reconciliations below. The Company defines adjusted cash compensation as total compensation expenses excluding acquired properties compensation, which was a net reduction of $9 million in the quarter, as compared with second quarter 2014; and compensation-related items listed in the Non-GAAP reconciliations including restructuring, stock-based compensation, and pension credits, which is an aggregate net reduction of $6 million in the quarter, as compared with second quarter 2014; and, with respect to 2014, including 60% of the corporate allocation expenses related to Shared service centers and Other corporate allocations, which represents compensation-related expenses included in corporate allocations from Tribune Media Company prior to the spin-off.

Income from operations for the second quarter of 2015 was $12 million compared to $25 million in the prior year pre-spin quarter, primarily due to revenue and expense variances described above, as well as higher depreciation and amortization expenses of $9 million related to the spin-off transaction.

Interest expense, net for the second quarter of 2015 was $6 million. Debt increased by $70 million in the quarter due to the completion of the Term Loan B expansion with the net proceeds used in the acquisition of The San Diego Union-Tribune.

Net income for the second quarter of 2015 was $3 million compared to $15 million in the pre-spin second quarter of 2014 and variances are described above.

Net Cash Provided by Operating Activities for the second quarter of 2015 was $18 million. Capital Expenditures for the second quarter were $7 million.

Pro Forma Adjusted EBITDA for the second quarter of 2015 was $38 million, up $2 million from the second quarter of 2014. Cash from restructuring, acquisition and remediation costs for the second quarter totaled $13 million.

Adjusted Net Income and Adjusted Diluted EPS for the second quarter of 2015 were $11 million and $0.42 per share, respectively.

Conference Call Webcast

The Company’s earnings conference call will be held at 10 a.m. CT today, August 11, and will be accessible live to the public via webcast and on dial-in conference lines. To access the live webcast and view materials related to the earnings announcement, please visit investor.tribpub.com. Participants can pre-register for the call using the following link: http://dpregister.com/10068823. Participants who pre-register will be given a unique PIN to gain immediate access to the call, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time. For those who do not pre-register, please dial 1-866-777-2509 in the U.S. or 1-412-317-5413 internationally at least 10 minutes prior to the scheduled start. The conference call will be “listen only” for participants other than Tribune Publishing management and financial analysts. The conference call will be available on-demand via the Investor Relations section of the Company’s website, approximately one hour after conclusion of the call. The audio also will be available for one year on the Company’s website, and the replay via telephone will be available until August 18, 2015. To access the replay via telephone, dial 1-877-344-7529 in the U.S. or 1-412-317-0088 internationally, code 10068823.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding Tribune Publishing’s financial results, this press release includes references to Adjusted EBITDA, Pro Forma Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS. These are not measures presented in accordance with generally accepted accounting principles in the United States (US GAAP) and Tribune Publishing’s use of the terms Adjusted EBITDA, Pro Forma Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS may vary from that of others in the Company’s industry. Adjusted EBITDA, Pro Forma Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS should not be considered as an alternative to net income (loss), income from operations, net income (loss) per diluted share, revenues or any other performance measures derived in accordance with US GAAP as measures of operating performance or liquidity. Further information regarding Tribune Publishing’s presentation of these measures, including a reconciliation of Adjusted EBITDA, Pro Forma Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable US GAAP financial measure, is included below in this press release.

Cautionary Statements Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding Tribune Publishing’s expectations regarding its cost-management initiatives, print advertising softness in the second half, and 2015 guidance. Statements containing words such as "may," "believe," "anticipate," "expect," "intend," "plan," "project," "will," "projections," "continue," "business outlook," "estimate," "outlook," or similar expressions constitute forward-looking statements. Differences in Tribune Publishing's actual results from those described in these forward-looking statements may result from actions taken by Tribune Publishing as well as from risks and uncertainties beyond Tribune Publishing’s control. These risks and uncertainties include competition and other economic conditions including fragmentation of the media landscape and competition from other media alternatives; changes in advertising demand, circulation levels and audience shares; the Company’s ability to develop and grow its online businesses; the Company’s reliance on revenue from printing and distributing third-party publications; changes in newsprint prices; macroeconomic trends and conditions; the Company’s reliance on third-party suppliers for various services; the Company’s ability to adapt to technological changes; adverse results from litigation, governmental investigations or tax-related proceedings or audits; the Company’s ability to realize benefits or synergies from acquisitions or divestitures or to operate its businesses effectively following acquisitions or divestitures; the Company’s ability to attract and retain employees; the Company’s ability to satisfy pension and other postretirement employee benefit obligations; changes in accounting standards; the effect of labor strikes, lockouts and labor negotiations; regulatory and judicial rulings; the Company’s ability to satisfy future capital and liquidity requirements; the Company’s ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms, and other events beyond the Company’s control that may result in unexpected adverse operating results. The Company’s actual results could also be impacted by the other risks detailed from time to time in its publicly filed documents, including in Item 1A (Risk Factors) of its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

ABOUT TRIBUNE PUBLISHING

Tribune Publishing Company (NYSE: TPUB) is a diversified media and marketing-solutions company that delivers innovative experiences for audiences and advertisers across all platforms. The Company’s diverse portfolio of iconic news and information brands includes 11 award-winning major daily titles, more than 60 digital properties and more than 180 verticals in markets, including Los Angeles; San Diego; Chicago; South Florida; Orlando; Baltimore; Carroll County and Annapolis, Md.; Hartford, Conn.; Allentown, Pa., and Newport News, Va. Tribune Publishing also offers an array of customized marketing solutions, and operates a number of niche products, including Hoy, El Sentinel and VidaLatina making Tribune Publishing the country’s largest Spanish-language publisher. Tribune Publishing is headquartered in Chicago. For more information, please visit www.tribpub.com.

Exhibits:
Condensed Consolidated and Combined Statements of Income
Notes to Condensed Consolidated and Combined Statements of Income
Condensed Consolidated and Combined Balance Sheets
Non-GAAP Reconciliations - Net Income to Adjusted EBITDA
Non-GAAP Reconciliations - Adjusted EBITDA to Pro Forma Adjusted EBITDA
Non-GAAP Reconciliations – Net Income to Adjusted Net Income and Adjusted Diluted EPS

(TPUB-F)

TRIBUNE PUBLISHING COMPANY CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME (In thousands, except per share data) (Unaudited)
Preliminary

	Three months ended		Six months ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
Operating revenues: (1)
Advertising	$225,541	$242,131	$445,370	$475,166
Circulation	115,026	109,010	224,309	216,317
Other	69,862	78,782	136,982	154,962
Total operating revenues	410,429	429,923	806,661	846,445

Operating expenses (2)	398,812	404,912	784,148	800,663

Income from operations	11,617	25,011	22,513	45,782

Gain (loss) on equity investments, net	50	(294)	(7)	(629)
Gain on investment transaction	—	1,484	—	1,484
Interest expense, net	(6,331)	(53)	(12,198)	(55)
Reorganization items, net	(252)	—	(853)	(9)
Income before income taxes	5,084	26,148	9,455	46,573
Income tax expense	1,686	10,945	3,542	19,598
Net income	$3,398	$15,203	$5,913	$26,975

Net income per common share:
Basic	$0.13	$0.60	$0.23	$1.06
Diluted	$0.13	$0.60	$0.23	$1.06

Weighted average shares outstanding:
Basic	25,910	25,424	25,702	25,424
Diluted	26,034	25,424	25,912	25,424

Dividends declared per common share:	$0.175	$—	$0.35	$—

See accompanying pages for notes. Results for 2014 represent earnings as a division of Tribune Media Company prior to the spin-off.

TRIBUNE PUBLISHING COMPANY
NOTES TO CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(In thousands)
(Unaudited)
Preliminary

Note (1) - Operating Revenues for the three and six months ended June 28, 2015 and June 29, 2014

	Three months ended			Six months ended
	June 28, 2015	June 29, 2014	% Change	June 28, 2015	June 29, 2014	% Change
Advertising (1a)
Retail	$117,572	$125,895	(6.6%)	$226,867	$239,236	(5.2%)
National	40,166	44,873	(10.5%)	85,074	95,876	(11.3%)
Classified	67,803	71,363	(5.0%)	133,429	140,054	(4.7%)
Total advertising	225,541	242,131	(6.9%)	445,370	475,166	(6.3%)
Circulation	115,026	109,010	5.5%	224,309	216,317	3.7%
Other revenue
Commercial print and delivery	32,933	44,566	(26.1%)	66,209	89,841	(26.3%)
Direct mail and marketing	16,196	17,730	(8.7%)	32,524	35,528	(8.5%)
Digital marketing services	7,317	6,373	14.8%	13,718	10,950	25.3%
Content syndication and other	13,416	10,113	32.7%	24,531	18,643	31.6%
Total other revenues	69,862	78,782	(11.3%)	136,982	154,962	(11.6%)
Total operating revenues	$410,429	$429,923	(4.5%)	$806,661	$846,445	(4.7%)

Note (1a)	Three months ended			Six months ended
	June 28, 2015	June 29, 2014	% Change	June 28, 2015	June 29, 2014	% Change
ROP (Run of Press)	$111,266	$115,212	(3.4%)	$219,950	$228,489	(3.7%)
Preprint	71,550	79,622	(10.1%)	141,765	152,837	(7.2%)
Digital	42,725	47,297	(9.7%)	83,655	93,840	(10.9%)
Total advertising	$225,541	$242,131	(6.9%)	$445,370	$475,166	(6.3%)

TRIBUNE PUBLISHING COMPANY
NOTES TO CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME (cont.)
(In thousands)
(Unaudited)
Preliminary

Note (2) - Operating Expenses for the three and six months ended June 28, 2015 and June 29, 2014

	Three months ended			Six months ended
	June 28, 2015	June 29, 2014	% Change	June 28, 2015	June 29, 2014	% Change
Compensation	$156,384	$140,939	11.0%	$305,615	$284,651	7.4%
Circulation distribution	68,443	73,392	(6.7%)	135,348	146,932	(7.9%)
Newsprint and ink	31,444	35,499	(11.4%)	62,739	70,997	(11.6%)
Outside services	39,916	29,229	36.6%	79,271	55,149	43.7%
Corporate allocations (2a)	—	39,456	*	—	74,615	*
Occupancy	16,036	15,609	2.7%	31,096	30,930	0.5%
Promotion and marketing	15,616	14,504	7.7%	28,251	24,566	15.0%
Outside printing and production	12,196	11,845	3.0%	24,380	22,421	8.7%
Affiliate fees	14,053	9,170	53.2%	28,480	18,475	54.2%
Other general and administrative	31,575	30,754	2.7%	63,110	63,066	0.1%
Depreciation and amortization	13,149	4,515	*	25,858	8,861	*
Total operating expenses	$398,812	$404,912	(1.5%)	$784,148	$800,663	(2.1%)

Note (2a)	Three months ended			Six months ended
	June 28, 2015	June 29, 2014	% Change	June 28, 2015	June 29, 2014	% Change
Corporate management fee	$—	$8,960	*	$—	$18,020	*
Allocated depreciation	—	5,195	*	—	9,976	*
Shared service centers	—	23,099	*	—	43,384	*
Other	—	2,202	*	—	3,235	*
Total corporate allocations	$—	$39,456	*	$—	$74,615	*
* Represents positive or negative change in excess of 100%

TRIBUNE PUBLISHING COMPANY
CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS
(In thousands)
(Unaudited)
Preliminary

	June 28, 2015	December 28, 2014
Assets
Current Assets:
Cash	$41,726	$36,675
Accounts receivable	213,854	234,812
Inventories	15,952	16,651
Deferred income taxes	34,251	38,207
Prepaid expenses and other	16,838	26,593
Total current assets	322,621	352,938
Net Properties, Plant and Equipment	153,510	162,345
Other Assets
Goodwill	127,038	41,669
Intangible assets, net	152,126	87,272
Investments and other assets	95,179	42,291
Total other assets	374,343	171,232
Total assets	$850,474	$686,515

Liabilities and Equity
Current Liabilities
Current portion of long-term debt	$22,067	$17,911
Accounts payable	75,576	81,567
Other	192,373	206,510
Total current liabilities	290,016	305,988
Non-Current Liabilities
Long-term debt	386,077	329,613
Other non-current liabilities	159,831	44,745
Total non-current liabilities	545,908	374,358

Equity
Total stockholders' equity	14,550	6,169
Total liabilities and equity	$850,474	$686,515

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary

Reconciliation of Net Income to Adjusted EBITDA:

	Three months ended			Six months ended
	June 28, 2015	June 29, 2014	% Change	June 28, 2015	June 29, 2014	% Change
Net income	$3,398	$15,203	(77.6%)	$5,913	$26,975	(78.1%)

Income tax expense	1,686	10,945	(84.6%)	3,542	19,598	(81.9%)
(Gain) loss on equity investments, net	(50)	294	*	7	629	(98.9%)
Gain on investment fair value adjustment	—	(1,484)	*	—	(1,484)	*
Interest expense, net	6,331	53	*	12,198	55	*
Reorganization items, net	252	—	*	853	9	*

Income from operations	11,617	25,011	(53.6%)	22,513	45,782	(50.8%)

Depreciation and amortization	13,149	4,515	*	25,858	8,861	*
Allocated depreciation (1)	—	5,195	*	—	9,976	*
Allocated corporate management fee	—	8,960	*	—	18,020	*
Restructuring, acquisition and remediation costs (2)	12,654	7,619	66.1%	17,436	14,345	21.5%
Litigation settlement (3)	—	(867)	*	—	(867)	*
Stock-based compensation (4)	1,471	622	*	3,001	1,319	*
Pension credits (5)	—	(4,968)	*	—	(10,440)	*
Gain from termination of post-retirement benefits (6)	(650)	—	*	(8,449)	—	*

Adjusted EBITDA(6)(7)	$38,241	$46,087	(17.0%)	$60,359	$86,996	(30.6%)

* Represents positive or negative change in excess of 100%

(1) - Allocated depreciation represents depreciation for primarily technology assets that were used by Tribune Publishing prior to the spin-off. As a result of the spin-off, these technology assets were assigned to Tribune Publishing and the related depreciation is included in post-spin operating results.
(2) - Restructuring (including spin-related), acquisition and remediation costs include costs related to Tribune Publishing's internal restructuring, the distribution and separation from Tribune Media Company ("TCO"), acquisitions and material weakness remediation costs.
(3) - Adjustment to litigation settlement reserve.
(4) - Stock-based compensation is due to Tribune Publishing's and TCO's equity compensation plans and is included for comparative purposes.
(5) - Pension credits are due to allocations from TCO for Tribune Publishing employees defined benefit plan. As part of the spin-off, TCO retained this plan.
(6) - In the first quarter of 2015, the Company did not deduct a gain of $7.8 million related to the termination of certain post-retirement benefits in the determination of Adjusted EBITDA. Management reassessed this gain and determined it is expected to be a non-recurring item and should be deducted in the determination of Adjusted EBITDA. Accordingly, the 2015 year-to-date period for Adjusted EBITDA, as presented, includes such adjustment for the non-recurring gain from termination of certain post-retirement benefits.
(7) - The 2014 Adjusted EBITDA has been amended to exclude the adjustment for pre-spin intercompany rent for certain properties. The pre-spin intercompany rent was previously included to improve comparability between the 2013 pre-spin period and the 2014 pre-spin periods as the Company did not have intercompany rent until December 2013 for certain properties.

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary

Reconciliation of Adjusted EBITDA to Pro Forma Adjusted EBITDA:

	Three months ended		Six months ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014

Adjusted EBITDA	$38,241	$46,087	$60,359	$86,996

Modified affiliate agreement - CareerBuilder	—	(3,000)	—	(7,000)
Modified affiliate agreement - Cars.com	—	(4,000)	—	(8,000)
Public company costs	—	(4,000)	—	(10,000)
Incremental rent (1)	—	(7,000)	—	(14,000)
Intercompany rent (2) (3)	—	8,394	—	16,790

Pro Forma Adjusted EBITDA(4)	$38,241	$36,481	$60,359	$64,786

(1) - Incremental rent represents the amount estimated for intercompany rent prior the finalization of the amendments to the lease agreements. Incremental rent was added back to net income for the 2014 periods prior to the spin-off as a pro forma adjusted estimate to provide investors with post-spin economics based on no longer owning the real estate. This amount is included in the calculation of Pro Forma Adjusted EBITDA and offset against the actual amount of intercompany rent for comparability to the Pro Forma Adjusted EBITDA metrics previously disclosed. Intercompany rent represents rental expense recorded by Tribune Publishing for facilities owned by TCO and its affiliates pursuant to related party lease agreements. The Company began making rent payments effective with the spin-off.

(2) - Intercompany rent represents rental expense recorded by Tribune Publishing for facilities owned by TCO and its affiliates pursuant to related party lease agreements prior to the spin-off. Intercompany rent expense is added back to net income for the 2014 periods prior to the spin-off for better comparability between the periods presented. The Company began making rent payments effective with the spin-off.
(3) - Second quarter and year-to-date 2014 Adjusted EBITDA has been amended to exclude the adjustment for pre-spin intercompany rent for certain properties. The pre-spin intercompany rent was previously included to improve comparability between the 2013 pre-spin period and the 2014 pre-spin periods as the Company did not have intercompany rent until December 2013 for certain properties. This adjustment has been included in Pro Forma Adjusted EBITDA for comparability.
(4) - In the first quarter of 2015, the Company did not deduct a gain of $7.8 million related to the termination of certain post-retirement benefits in the determination of Adjusted EBITDA. Management reassessed this gain and determined it is expected to be a non-recurring item and should be deducted in the determination of Adjusted EBITDA. Accordingly, the 2015 year-to-date period for Adjusted EBITDA, as presented, includes such adjustment for the non-recurring gain from termination of certain post-retirement benefits.

Adjusted EBITDA

Adjusted EBITDA is defined as net income before income taxes, interest income, interest expense, depreciation and amortization, income and losses from equity investments, corporate management fee from TCO, pension credits, stock-based compensation, certain unusual and non-recurring items (including spin-related costs) and reorganization items. The Company's management uses Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the Company’s Board of Directors concerning the Company’s financial performance. Management believes the presentation of Adjusted EBITDA enhances investors’ overall understanding of the financial performance of the Company’s business as a stand-alone company. In addition, Adjusted EBITDA, or a similarly calculated measure, is used as the basis for certain financial maintenance covenants that the Company is subject to in connection with certain credit facilities. Since not all companies use identical calculations, the Company's presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with GAAP. Instead, management believes Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with GAAP to provide a more complete understanding of the trends affecting the business.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are: they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt; they do not reflect future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.

Pro forma Adjusted EBITDA

Pro forma Adjusted EBITDA is defined as Adjusted EBITDA after taking into consideration rental expenses and public company costs expected to be incurred post-spin, and reductions for partial economics on reasonable-case modified affiliate agreements for digital products, including CareerBuilder.com and Cars.com. Management believes the presentation of Pro forma Adjusted EBITDA enhances investors’ overall understanding of the financial performance of the Company’s business as a stand-alone company and includes elements used as the basis for forecasting going forward. Management believes this measure improves the understanding and comparability of future results by providing quantitative estimates for historical periods presented.

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary

Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted Earnings per Share (EPS):

	Three months ended
	June 28, 2015		June 29, 2014

	Earnings	Diluted EPS	Earnings	Diluted EPS

Net income - GAAP	$3,398	$0.13	$15,203	$0.60

Adjustments to net income, net of 40% tax:
Restructuring, acquisition and remediation costs	7,592	0.29	4,571	0.18
Pre-spin allocated costs from TCO (1)	—	—	5,512	0.22

Adjusted net income - Non-GAAP	$10,990	$0.42	$25,286	$0.99

	Six months ended
	June 28, 2015		June 29, 2014

	Earnings	Diluted EPS	Earnings	Diluted EPS

Net income - GAAP	$5,913	$0.23	$26,975	$1.06

Adjustments to net income, net of 40% tax:
Restructuring, acquisition and remediation costs	10,462	0.40	8,607	0.34
Pre-spin allocated costs from TCO (1)	—	—	10,534	0.41

Adjusted net income - Non-GAAP	$16,375	$0.63	$46,116	$1.81

(1) -     Pre-spin allocated costs from TCO includes allocated depreciation, allocated corporate management fee and pension credits recorded prior to the August 4, 2014 spin-off date, each as reflected in the reconciliation of Net Income to Adjusted EBITDA table above.

Adjusted Net income and Adjusted Diluted EPS

Adjusted net income is defined as Net income - GAAP excluding the following adjustments: Restructuring, acquisition and remediation costs and Pre-spin allocated costs from TCO, net of the impact of income taxes.

Adjusted Diluted EPS computes Adjusted net income divided by diluted weighted average shares outstanding.

Management believes the presentation of these measures enhances investors’ overall understanding of the financial performance of the Company’s business as a stand-alone company due to the non-recurring nature of many of the adjustments in the pre-spin and post-spin periods. Management believes Adjusted Net income and Adjusted Diluted EPS are informative to investors as they analyze current results compared to future recurring projections.

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